Exhibit 99(1) HESS CORPORATION

News Release

HESS REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2013

Fourth Quarter Highlights:

●	Net income was $1,925 million, up from $374 million in the fourth quarter of 2012

●	Adjusted earnings were $319 million or $0.96 per share, including an adjusted net loss of $9 million from the downstream businesses

●	Cash flow from operations, before changes in working capital, was $1.16 billion

●
Oil and gas production was 307,000 barrels of oil equivalent per day (boepd) in the fourth quarter, including new production from North Malay Basin and increased Valhall production, and 336,000 boepd for full year 2013

●	Bakken peak production guidance increased to 150,000 boepd in 2018 from prior guidance of 120,000 boepd in 2016

●	Capital and exploratory expenditures were $1.5 billion. Full year 2013 capital and exploratory expenditures were $6.3 billion, down 24 percent from last year

●	Year-end total proved reserves were 1,437 million barrels of oil equivalent (boe); reserve replacement was 118 percent for 2013

●	Proceeds from completed and announced asset sales totaled $7.8 billion for the year

●	The Corporation purchased approximately 19.3 million common shares in 2013, or approximately 5.5 percent of diluted shares outstanding, for a cost of $1.54 billion

●	Year-end 2013 cash balance was $1.8 billion; debt to capitalization ratio was 19.0 percent

NEW YORK, January 29, 2014 -- Hess Corporation (NYSE: HES) today reported net income of $1,925 million for the quarter ended December 31, 2013.  Adjusted earnings, which excludes items affecting comparability, were $319 million or $0.96 per common share compared with $409 million or $1.20 per share in the prior year quarter, reflecting a decrease of $97 million in adjusted downstream earnings, partially offset by a $5 million increase in adjusted Exploration and Production earnings.  Subsequent to our interim update of operating data for the first two months of the fourth quarter, a third party operated pipeline in the Gulf of Mexico was shut down on December 18th, which reduced our production and sales volumes by approximately 35,000 boepd through the end of the quarter and impacted fourth quarter after-tax income by an estimated $20 million.

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended		Years Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2013	2012	2013	2012
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$1,029	$325	$4,303	$2,212
Corporate and Interest	(115)	(110)	(440)	(418)
Downstream Businesses	1,011	159	1,189	231
Net income attributable to Hess Corporation	$1,925	$374	$5,052	$2,025
Net income per share (diluted)	$5.76	$1.10	$14.82	$5.95

Adjusted Earnings (Losses)
Exploration and Production	$436	$431	$2,192	$2,256
Corporate and Interest	(108)	(110)	(416)	(418)
Downstream Businesses	(9)	88	116	160
Adjusted earnings attributable to Hess Corporation	$319	$409	$1,892	$1,998
Adjusted earnings per share (diluted)	$0.96	$1.20	$5.55	$5.87

Weighted average number of shares (diluted)	334.3	340.5	340.9	340.3

Note: See page 7 for a table of items affecting comparability of earnings between periods.

John Hess, Chief Executive Officer, said: “In March 2013, we announced a detailed plan to complete our transformation into a pure play E&P company, fully exit the downstream, strengthen financial flexibility, and increase cash returns to our shareholders.  By any measure, our progress has been remarkable.  We generated $7.8 billion in total proceeds from asset sales, paid down $2.4 billion of short-term debt, funded our $1 billion cash flow deficit and added approximately $1 billion of cash to the balance sheet as a cushion against future commodity price volatility.  We also began a $4 billion share repurchase program – purchasing $1.54 billion through December 31 – and raised our annual dividend by 150 percent to $1 per share.”

He continued: “We have entered 2014 with terrific momentum.  Based on strong operational execution across our balanced portfolio, including the Bakken where we are increasing peak production guidance, we remain confident that we will deliver long-term, cash-generative growth by achieving 5 - 8 percent compound average production growth through 2017 from the 2012 pro forma.”

Exploration and Production:
Exploration and Production earnings were $1,029 million in the fourth quarter of 2013, compared with $325 million in the fourth quarter of 2012.  Adjusted earnings were $436 million in the fourth quarter of 2013 and $431 million in the fourth quarter of 2012.

Oil and gas production was 307,000 boepd in the fourth quarter of 2013 and 396,000 boepd in the year ago quarter.  Asset sales lowered production by 72,000 boepd, while extended shutdowns caused by civil unrest in Libya reduced production by approximately 20,000 boepd versus the year-ago quarter.  Unplanned downtime at non-operated facilities in the Gulf of Mexico, natural declines, and lower entitlement in Algeria also contributed to the reduced production.  Partially offsetting these reductions, Valhall production was up 37,000 boepd and new production from the North Malay Basin added 5,000 boepd compared with the fourth quarter of last year.  The Corporation’s average worldwide crude oil selling price, including the effect of hedging, was $98.27 per barrel, up from $84.46 per barrel in the same quarter a year ago.  The average worldwide natural gas selling price was $6.97 per mcf in the fourth quarter of 2013, up from $6.60 per mcf in the fourth quarter a year ago.

Excluding production from assets sold and classified as held-for-sale, pro forma production was 285,000 boepd in 2013 and 289,000 boepd in 2012.  Pro forma production that also excludes Libya was 270,000 boepd in 2013 and 268,000 boepd in 2012.  Excluding asset sales and Libya, the Corporation expects production to average between 305,000 boepd to 315,000 boepd in 2014, an increase of approximately 15 percent from pro forma production in 2013.  The increased production in 2014 is driven by continued growth in the Bakken, a full year of production for Valhall post completion of the redevelopment project in 2013 and the start-up of the Tubular Bells Field in the Gulf of Mexico in the third quarter of 2014.

Oil and Gas Reserve Estimates:
Oil and gas proved reserves were 1,437 million boe at the end of 2013, compared with 1,553 million barrels at the end of 2012.  During 2013, the Corporation added 148 million boe to proved reserves, primarily relating to the Bakken, and sold 139 million boe of proved reserves through asset dispositions.  The additions, which are subject to final review, replaced approximately 118 percent of the Corporation’s 2013 production, resulting in a year-end 2013 reserve life of 11.5 years.

Operational Highlights:
Bakken (Onshore U.S.):  In North Dakota, the Corporation holds approximately 645,000 net acres in the Bakken oil shale play.  Net production from the Bakken averaged 68,000 boepd in the fourth quarter, which reflects the previously announced downtime associated with the Tioga Gas Plant expansion.  Full year production averaged 67,000 boepd, an increase of 20 percent from 56,000 boepd for 2012.  Hess brought 46 operated wells on production in the quarter and 168 wells for the full year, bringing the cumulative total to date to 722 wells.  Drilling and completion costs per operated well averaged $8.1 million for the year, a reduction of 26 percent from $11.0 million per well in 2012.  Infrastructure investments in 2013 included the Tioga gas plant expansion project, which is expected to be completed and operational in the first quarter of 2014.

In 2014, Hess plans to increase the rig count in the Bakken to 17 from 14 but is maintaining capital spending at $2.2 billion, which is consistent with 2013 capital spend.  Production is expected to average between 80,000 boepd and 90,000 boepd in 2014, an increase of 19 percent to 34 percent from 2013.

The Corporation is increasing its peak net production guidance for the Bakken to 150,000 boepd in 2018 from prior guidance of 120,000 boepd in 2016, based upon performance to date and a current design of 9 wells for a typical 1,280 acre drilling unit.  During 2014, the Corporation plans to pilot test tighter well spacing to determine whether there is additional upside in the estimates for future production and resources.

Utica (Onshore U.S.):  Eight wells were drilled, six wells were completed and eight wells were flow tested during the quarter.  On our CONSOL joint venture acreage, five Hess operated wells were tested with an average rate of 1,810 boepd including 57 percent liquids.  On the Hess 100 percent-owned acreage, three wells were tested at an average rate of 2,666 boepd including 10 percent liquids.  For the year, 29 wells were drilled, 24 wells completed and 17 wells were tested across both the Corporation’s 100 percent-owned and CONSOL joint venture acreage.

Valhall (Offshore Norway): Net production averaged 37,000 boepd during the fourth quarter and 23,000 boepd for the full year.  The Field was shut down from July 2012 through January 2013 to complete field redevelopment activities.  Two new wells were brought on line in the fourth quarter.

North Malay Basin (Offshore Malaysia):  First gas at the early production system was achieved in October 2013 and production averaged 5,000 boepd in the fourth quarter.

Kurdistan Region of Iraq (Onshore):  The Corporation spud its first exploration well on the Shakrok block and plans to begin drilling an exploration well on the Dinarta block in Kurdistan in the first quarter 2014.

Capital and Exploratory Expenditures:
Capital and exploratory expenditures in the fourth quarter of 2013 were $1,544 million, of which $1,476 million related to Exploration and Production operations, including $571 million invested in the Bakken.  Capital and exploratory expenditures for the fourth quarter of 2012 were $1,914 million, of which $1,887 million related to Exploration and Production operations, including $720 million for the Bakken.  For the year, capital and exploratory expenditures were $6,315 million, which is down approximately 24 percent from 2012 and 7 percent below guidance, due in part to a delay of retail marketing’s acquisition of its partner’s interest in WilcoHess until the first quarter of 2014.

Asset Sales Program:
During the fourth quarter, the Corporation completed the sales of its energy marketing and terminals businesses and its Natuna A asset, offshore Indonesia.  The Corporation also announced the sale of its interest in the Pangkah Field, offshore Indonesia, and closed the transaction in January 2014.  During the first nine months of 2013, the Corporation sold its subsidiary in Russia and its interests in the Beryl area fields in the United Kingdom North Sea, the Azeri-Chirag-Guneshli fields offshore Azerbaijan, and the Eagle Ford shale assets in Texas.  Total proceeds from these asset sales were approximately $7.8 billion.  Sales processes continue for our Thailand assets, retail marketing and energy trading operations.  In addition, the Corporation filed a preliminary Form 10 in January 2014 for a possible spin-off of its retail marketing business.

Liquidity:
Net cash provided by operating activities was $1,550 million in the fourth quarter of 2013, compared with $1,570 million in the same quarter of 2012.  At December 31, 2013, cash and cash equivalents totaled $1,814 million, compared with $642 million at December 31, 2012.  Total debt of $5,798 million at December 31, 2013 was down 29 percent from $8,111 million at December 31, 2012.  The Corporation’s debt to capitalization ratio at December 31, 2013 was 19.0 percent, compared with 27.7 percent at the end of 2012.

Returning Capital to Shareholders:
In the fourth quarter, the Corporation purchased approximately 12.8 million shares of common stock at a cost of approximately $1.0 billion under the Corporation’s authorized $4 billion share repurchase program, bringing total shares purchased in 2013 to approximately 19.3 million shares, or approximately 5.5 percent of outstanding fully diluted shares, at a cost of approximately $1.54 billion for an average cost of $79.65.  Beginning in the third quarter of 2013, the Corporation increased its quarterly dividend 150 percent to 25 cents per common share.

Downstream Businesses:
The downstream businesses reported income of $1,011 million in the fourth quarter of 2013, compared with $159 million in the same period in 2012.  Excluding items affecting comparability, results were a loss of $9 million in the fourth quarter of 2013 and income of $88 million in the fourth quarter of 2012.  The decrease in earnings was primarily the result of exiting operations during the quarter.

The divested downstream businesses were reported as discontinued operations in the consolidated financial statements.  Effective as of year end 2013, retail marketing and the energy trading joint venture have been reported as continuing operations for all periods presented in the consolidated financial statements due to the potential spin-off of retail marketing and the lengthy marketing processes.  The retail marketing and energy trading joint venture will be classified as discontinued operations when the businesses are divested.

Items Affecting Comparability of Earnings:
The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended		Years Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2013	2012	2013	2012
	(In millions)
Exploration and Production	$593	$(106)	$2,111	$(44)
Corporate and Interest	(7)	-	(24)	-
Downstream Businesses	1,020	71	1,073	71
Total items affecting comparability of earnings
between periods	$1,606	$(35)	$3,160	$27

Exploration and Production:  In the fourth quarter, the Corporation announced the sale of its Indonesian assets for total after-tax proceeds of $1.3 billion.  The sale was executed in two separate transactions with the sale of Natuna A completing in December 2013 and the sale of Pangkah closing in January 2014.  Based on the negotiated allocation of sales proceeds between the two transactions, fourth quarter 2013 results include an after-tax gain on the sale of Natuna of $343 million ($388 million pre-tax) and an after-tax asset impairment charge of $187 million ($289 million pre-tax) to adjust the carrying value of the Pangkah asset to its fair value at December 31, 2013.  In the fourth quarter, Denmark enacted changes to the hydrocarbon income tax law which required that the Corporation record an additional deferred tax asset of $674 million.  The new law resulted in a combination of changes to tax rates, revisions to the amount of uplift allowed on capital expenditures and special transition rules, which will result in a higher effective tax rate in future years.  Due to continued civil unrest in Libya, the Corporation recorded an after-tax charge of $163 million ($260 million pre-tax) to write-off previously capitalized exploration wells in offshore Area 54.  The Corporation also recorded after-tax charges of $23 million ($38 million pre-tax) to write off its Marcellus leasehold costs and $51 million for employee severance, income taxes and other exit related costs, which include closure of the London office in the quarter.

Corporate and Interest:  Fourth quarter results include after-tax charges of $7 million ($11 million pre-tax) for severance and other exit costs.

Downstream Businesses:  Results for the fourth quarter include after-tax gains from the divestitures of energy marketing of $464 million ($761 million pre-tax) and the terminals network of $531 million ($739 million pre-tax).   In addition, the Corporation recorded after-tax income of $134 million ($232 million pre-tax) in the quarter resulting from liquidation of LIFO inventories.  Severance, exit related costs and other charges totaled $109 million after income taxes ($164 million pre-tax).

Reconciliation of U.S. GAAP to Non-GAAP measures:
The following table reconciles reported net income attributable to Hess Corporation and adjusted earnings:

	Three Months Ended		Years Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2013	2012	2013	2012
	(In millions)
Net income attributable to Hess Corporation	$1,925	$374	$5,052	$2,025
Less: Total items affecting comparability of earnings
between periods	1,606	(35)	3,160	27
Adjusted earnings attributable to Hess Corporation	$319	$409	$1,892	$1,998

The following table reconciles reported cash provided by operating activities to cash flow from operations before changes in working capital:

	Three Months Ended		Years Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2013	2012	2013	2012
	(In millions)
Net cash provided by operating activities	$1,550	$1,570	$4,870	$5,660
Less: Increases (decreases) in working capital	389	443	(681)	394
Cash flows from operations, excluding
working capital changes	$1,161	$1,127	$5,551	$5,266

Hess Corporation will review fourth quarter financial and operating results and other matters on a webcast at 10 a.m. today.  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements
Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data. Estimates and projections contained in this release are based on the Company’s current understanding and assessment based on reasonable assumptions. Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission and other factors.

Adjusted Earnings:
The Corporation has used a non-GAAP financial measure in this earnings release. “Adjusted earnings” presented in this release is defined as reported net income attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods. We believe that investors’ understanding of our performance is enhanced by disclosing this measure. This measure is not, and should not be viewed as, a substitute for U.S. GAAP net income. A reconciliation of reported net income attributable to Hess Corporation (U.S. GAAP) to adjusted earnings is provided in the release.

For Hess Corporation

Investor Contact:
Jay Wilson
(212) 536-8940

Media Contact:
Michael Henson/Patrick Scanlan
Sard Verbinnen & Co
(212) 687-8080

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2013	2012	2013
Income Statement
Revenues and Non-operating Income
Sales and other operating revenues	$5,183	$5,718	$5,340
Gains (losses) on asset sales	380	172	(5)
Other, net	5	39	4

Total revenues and non-operating income	5,568	5,929	5,339

Costs and Expenses
Cost of products sold (excluding items shown separately below)	2,693	2,840	2,797
Operating costs and expenses	546	549	475
Production and severance taxes	61	141	84
Marketing expenses	245	212	199
Exploration expenses, including dry holes and lease impairment	458	362	154
General and administrative expenses	214	175	160
Interest expense	97	106	86
Depreciation, depletion and amortization	778	744	687
Asset impairments	289	315	-

Total costs and expenses	5,381	5,444	4,642

Income from continuing operations before income taxes	187	485	697
Provision (benefit) for income taxes	(666)	229	329

Income from continuing operations	853	256	368
Income from discontinued operations	1,062	120	50

Net income	1,915	376	418
Less: Net income (loss) attributable to noncontrolling interests	(10)	2	(2)
Net income attributable to Hess Corporation	$1,925	$374	$420

See "Downstream Businesses" beginning on page 6 for basis of presentation.

Cash Flow Information
Net cash provided by operating activities – including working capital changes	$1,550	$1,570	$1,254
Net cash provided by (used in) investing activities	1,390	(1,669)	(1,487)
Net cash provided by (used in) financing activities	(1,447)	213	(171)
Net increase (decrease) in cash and cash equivalents	$1,493	$114	$(404)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Years Ended December 31,
	2013	2012
Income Statement
Revenues and Non-operating Income
Sales and other operating revenues	$22,284	$23,381
Gains (losses) on asset sales	2,174	584
Other, net	(37)	121

Total revenues and non-operating income	24,421	24,086

Costs and Expenses
Cost of products sold (excluding items shown separately below)	11,368	11,500
Operating costs and expenses	2,116	2,202
Production and severance taxes	372	550
Marketing expenses	867	802
Exploration expenses, including dry holes and lease impairment	1,031	1,070
General and administrative expenses	709	613
Interest expense	406	419
Depreciation, depletion and amortization	2,770	2,922
Asset impairments	289	582

Total costs and expenses	19,928	20,660

Income from continuing operations before income taxes	4,493	3,426
Provision (benefit) for income taxes	525	1,559

Income from continuing operations	3,968	1,867
Income from discontinued operations	1,254	196

Net income	5,222	2,063
Less: Net income (loss) attributable to noncontrolling interests	170	38
Net income attributable to Hess Corporation	$5,052	$2,025

See "Downstream Businesses" beginning on page 6 for basis of presentation.

Cash Flow Information
Cash provided by operating activities – including working capital changes	$4,870	$5,660
Net cash provided by (used in) investing activities	578	(7,051)
Net cash provided by (used in) financing activities	(4,276)	1,682
Net increase (decrease) in cash and cash equivalents	$1,172	$291

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	December 31,	December 31,
	2013	2012
Balance Sheet Information

Cash and cash equivalents	$1,814	$642
Assets held for sale	1,097	1,092
Other current assets	5,725	6,653
Investments	687	443
Property, plant and equipment – net	28,771	28,807
Other long-term assets	4,697	5,804
Total assets	$42,791	$43,441

Short-term debt and current maturities of long-term debt	$378	$787
Liabilities associated with assets held for sale	286	539
Other current liabilities	5,931	7,056
Long-term debt	5,420	7,324
Other long-term liabilities	5,992	6,532
Total equity excluding other comprehensive income (loss)	25,122	21,696
Accumulated other comprehensive income (loss)	(338)	(493)
Total liabilities and equity	$42,791	$43,441

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2013	2012	2013
Capital and Exploratory Expenditures
Exploration and Production
United States
Bakken	$571	$720	$579
Other Onshore	176	154	161
Total Onshore	747	874	740
Offshore	212	195	208
Total United States	959	1,069	948

Europe	174	279	159
Africa	132	224	106
Asia and other	211	315	278

Total Exploration and Production	1,476	1,887	1,491

Other	68	27	36

Total Capital and Exploratory Expenditures	$1,544	$1,914	$1,527

Total exploration expenses charged to income included above	$123	$135	$96

		Years Ended December 31,
		2013	2012
Capital and Exploratory Expenditures
Exploration and Production
United States
Bakken		$2,231	$3,164
Other Onshore		708	729
Total Onshore		2,939	3,893
Offshore		865	870
Total United States		3,804	4,763

Europe		724	1,381
Africa		630	771
Asia and other		993	1,231

Total Exploration and Production		6,151	8,146

Other		164	119

Total Capital and Exploratory Expenditures		$6,315	$8,265

Total exploration expenses charged to income included above		$442	$470

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2013
	United States		International		Total

Sales and other operating revenues	$1,396		$1,326		$2,722
Gains (losses) on asset sales	(6)		386		380
Other, net	(1)		-		(1)

Total revenues and non-operating income	1,389		1,712		3,101

Costs and Expenses
Cost of products sold (excluding items shown separately below)	413		49		462
Operating costs and expenses	213		333		546
Production and severance taxes	56		5		61
Exploration expenses, including dry holes and lease impairment	129		329		458
General and administrative expenses	72		37		109
Depreciation, depletion and amortization	347		363		710
Asset impairments	-		289		289

Total costs and expenses	1,230		1,405		2,635

Results of operations before income taxes	159		307		466
Provision (benefit) for income taxes	45		(608)		(563)

Net income	114		915		1,029
Less: Net income attributable to noncontrolling interests	-		-		-

Net income attributable to Hess Corporation	$114	(a)	$915	(b)	$1,029

	Fourth Quarter 2012
	United States		International		Total

Sales and other operating revenues	$1,454		$1,499		$2,953
Gains (losses) on asset sales	-		172		172
Other, net	(1)		28		27

Total revenues and non-operating income	1,453		1,699		3,152

Costs and Expenses
Cost of products sold (excluding items shown separately below)	338		35		373
Operating costs and expenses	176		373		549
Production and severance taxes	56		85		141
Exploration expenses, including dry holes and lease impairment	205		157		362
General and administrative expenses	59		32		91
Depreciation, depletion and amortization	399		327		726
Asset impairments	315		-		315

Total costs and expenses	1,548		1,009		2,557

Results of operations before income taxes	(95)		690		595
Provision (benefit) for income taxes	(46)		313		267

Net income	(49)		377		328
Less: Net income attributable to noncontrolling interests	-		3		3

Net income (loss) attributable to Hess Corporation	$(49)	(a)	$374	(b)	$325

(a)	The results from crude oil hedging activities comprised after-tax realized gains of $1 million in the fourth quarter of 2013 and losses of $5 million in the fourth quarter of 2012.

(b)	The results from crude oil hedging activities comprised after-tax realized gains of $1 million in the fourth quarter of 2013 and losses of $92 million in the fourth quarter of 2012.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2013
	United States		International		Total

Sales and other operating revenues	$1,472		$1,234		$2,706
Gains (losses) on asset sales	(1)		(7)		(8)
Other, net	(1)		(2)		(3)

Total revenues and non-operating income	1,470		1,225		2,695

Costs and Expenses
Cost of products sold (excluding items shown separately below)	398		(24)		374
Operating costs and expenses	191		284		475
Production and severance taxes	64		20		84
Exploration expenses, including dry holes and lease impairment	71		83		154
General and administrative expenses	58		38		96
Depreciation, depletion and amortization	346		330		676

Total costs and expenses	1,128		731		1,859

Results of operations before income taxes	342		494		836
Provision (benefit) for income taxes	134		247		381

Net income	208		247		455
Less: Net income attributable to noncontrolling interests	-		-		-

Net income attributable to Hess Corporation	$208	(a)	$247	(b)	$455

(a)	The after-tax realized gains from crude oil hedging activities were $0.3 million in the third quarter of 2013.

(b)	The after-tax realized gains from crude oil hedging activities were $0.5 million in the third quarter of 2013.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Year Ended December 31, 2013
	United States		International		Total

Sales and other operating revenues	$6,076		$5,829		$11,905
Gains (losses) on asset sales	(24)		2,195		2,171
Other, net	(12)		(45)		(57)

Total revenues and non-operating income	6,040		7,979		14,019

Costs and Expenses
Cost of products sold (excluding items shown separately below)	1,759		94		1,853
Operating costs and expenses	795		1,321		2,116
Production and severance taxes	232		140		372
Exploration expenses, including dry holes and lease impairment	371		660		1,031
General and administrative expenses	218		159		377
Depreciation, depletion and amortization	1,393		1,278		2,671
Asset impairments	-		289		289

Total costs and expenses	4,768		3,941		8,709

Results of operations before income taxes	1,272		4,038		5,310
Provision (benefit) for income taxes	495		336		831

Net income	777		3,702		4,479
Less: Net income attributable to noncontrolling interests	-		176		176

Net income attributable to Hess Corporation	$777	(a)	$3,526	(b)	$4,303

	Year Ended December 31, 2012
	United States		International		Total

Sales and other operating revenues	$5,294		$6,951		$12,245
Gains (losses) on asset sales	-		584		584
Other, net	18		81		99

Total revenues and non-operating income	5,312		7,616		12,928

Costs and Expenses
Cost of products sold (excluding items shown separately below)	1,190		144		1,334
Operating costs and expenses	758		1,444		2,202
Production and severance taxes	199		351		550
Exploration expenses, including dry holes and lease impairment	426		644		1,070
General and administrative expenses	196		118		314
Depreciation, depletion and amortization	1,406		1,447		2,853
Asset impairments	432		150		582

Total costs and expenses	4,607		4,298		8,905

Results of operations before income taxes	705		3,318		4,023
Provision (benefit) for income taxes	267		1,526		1,793

Net income	438		1,792		2,230
Less: Net income attributable to noncontrolling interests	-		18		18

Net income attributable to Hess Corporation	$438	(a)	$1,774	(b)	$2,212

(a)	The results from crude oil hedging activities comprised after-tax realized gains of $10 million for the year ended December 31, 2013 and losses of $39 million for the year ended December 31, 2012.

(b)	The results from crude oil hedging activities comprised after-tax realized gains of $15 million for the year ended December 31, 2013 and losses of $392 million for the year ended December 31, 2012.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2013	2012	2013
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States
Bakken	57	53	57
Other Onshore	9	13	9
Total Onshore	66	66	66
Offshore	41	52	37
Total United States	107	118	103

Europe	39	64	38
Africa	42	77	57
Asia	9	16	9
Total	197	275	207

Natural gas liquids - barrels
United States
Bakken	5	6	7
Other Onshore	3	5	4
Total Onshore	8	11	11
Offshore	5	7	4
Total United States	13	18	15

Europe	2	2	1
Asia	1	1	1
Total	16	21	17

Natural gas - mcf
United States
Bakken	33	32	44
Other Onshore	23	29	24
Total Onshore	56	61	68
Offshore	58	77	42
Total United States	114	138	110

Europe	33	22	29
Asia and other	418	441	380
Total	565	601	519

Barrels of oil equivalent	307	396	310

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Years Ended December 31,
	2013	2012
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States
Bakken	55	47
Other Onshore	10	13
Total Onshore	65	60
Offshore	43	48
Total United States	108	108

Europe	44	84
Africa	62	75
Asia	11	17
Total	225	284

Natural gas liquids - barrels
United States
Bakken	6	5
Other Onshore	4	5
Total Onshore	10	10
Offshore	5	6
Total United States	15	16

Europe	1	2
Asia	1	1
Total	17	19

Natural gas - mcf
United States
Bakken	38	27
Other Onshore	25	27
Total Onshore	63	54
Offshore	61	65
Total United States	124	119

Europe	23	43
Asia and other	418	454
Total	565	616

Barrels of oil equivalent	336	406

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2013	2012	2013

Sales Volumes Per Day (in thousands)
Crude oil - barrels	202	263	194
Natural gas liquids - barrels	16	22	17
Natural gas - mcf	566	600	515
Barrels of oil equivalent	313	385	296

Sales Volumes (in thousands)
Crude oil - barrels	18,598	24,187	17,857
Natural gas liquids - barrels	1,485	2,017	1,519
Natural gas - mcf	52,085	55,222	47,406
Barrels of oil equivalent	28,764	35,408	27,277

		Years Ended December 31,
		2013	2012

Sales Volumes Per Day (in thousands)
Crude oil - barrels		226	278
Natural gas liquids - barrels		17	19
Natural gas - mcf		565	616
Barrels of oil equivalent		337	400

Sales Volumes (in thousands)
Crude oil - barrels		82,402	101,770
Natural gas liquids - barrels		6,244	7,138
Natural gas - mcf		206,122	225,607
Barrels of oil equivalent		123,000	146,510

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2013	2012	2013
Operating Data
Average Selling Prices
Crude oil - per barrel (including hedging)
United States
Onshore	$84.54	$85.38	$96.01
Offshore	93.62	99.83	106.66
Total United States	87.98	91.74	99.80

Europe	110.73	61.01	113.18
Africa	109.34	87.27	110.71
Asia	105.20	106.28	104.27
Worldwide	98.27	84.46	104.95

Crude oil - per barrel (excluding hedging)
United States
Onshore	$84.47	$85.76	$95.98
Offshore	93.34	101.35	106.56
Total United States	87.83	92.63	99.75

Europe	110.20	61.29	112.51
Africa	109.32	109.76	110.95
Asia	105.20	107.86	104.27
Worldwide	98.07	90.86	104.88

Natural gas liquids - per barrel
United States
Onshore	$46.02	$40.78	$44.59
Offshore	30.29	29.64	32.14
Total United States	40.08	36.21	41.03

Europe	59.78	85.62	58.67
Asia	81.11	85.24	70.05
Worldwide	44.59	44.66	43.67

Natural gas - per mcf
United States
Onshore	$3.39	$2.48	$2.91
Offshore	2.96	2.92	2.56
Total United States	3.17	2.72	2.78

Europe	11.82	9.06	12.13
Asia and other	7.62	7.68	7.19
Worldwide	6.97	6.60	6.52

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Years Ended December 31,
	2013	2012
Operating Data
Average Selling Prices
Crude oil - per barrel (including hedging)
United States
Onshore	$90.00	$84.78
Offshore	103.83	101.80
Total United States	95.50	92.32

Europe	88.03	74.14
Africa	108.70	89.02
Asia	107.40	107.45
Worldwide	98.48	86.94

Crude oil - per barrel (excluding hedging)
United States
Onshore	$89.81	$85.66
Offshore	103.15	104.39
Total United States	95.11	93.96

Europe	87.45	75.06
Africa	108.07	110.92
Asia	107.40	109.35
Worldwide	98.01	93.70

Natural gas liquids - per barrel
United States
Onshore	$43.14	$44.22
Offshore	29.18	35.24
Total United States	38.07	40.75

Europe	58.31	78.43
Asia	74.94	77.92
Worldwide	40.68	47.81

Natural gas - per mcf
United States
Onshore	$3.08	$2.02
Offshore	2.83	2.15
Total United States	2.96	2.09

Europe	11.06	9.50
Asia and other	7.50	6.90
Worldwide	6.64	6.16